Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-13008) pertaining to the VimpelCom 2000 Stock Option Plan of our report dated March 31, 2005, with respect to the consolidated financial statements of Open Joint Stock Company Vimpel-Communications, included in the Annual Report (Form 20-F) of Open Joint Stock Company Vimpel-Communications, for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Ernst & Young LLC

Moscow, Russia

May 6, 2005